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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                            ------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                      THE SECURITIES EXCHANGE ACT OF 1933

                             CAMPBELL SOUP COMPANY
               (Exact Name of Issuer As Specified in Its Charter)

           NEW JERSEY                                21-0419870
        State of Incorporation               I.R.S. Employer Identification No.

                                 CAMPBELL PLACE
                         CAMDEN, NEW JERSEY  08103-1799
                          Principal Executive Offices

                             CAMPBELL SOUP COMPANY
                      MANAGEMENT WORLDWIDE INCENTIVE PLAN
                           SUPPLEMENTAL SAVINGS PLAN
                              SALARY DEFERRAL PLAN
                           (FULL TITLES OF THE PLANS)

                                JOHN M. COLEMAN
                 SENIOR VICE PRESIDENT - LAW AND PUBLIC AFFAIRS
                             CAMPBELL SOUP COMPANY
                 CAMPBELL PLACE, CAMDEN, NEW JERSEY  08103-1799
                     Name and address of agent for service

  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE:  (609) 342-4800

                        CALCULATION OF REGISTRATION FEE

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                                            Proposed            Proposed
    Title of             Amount             Maximum             Maximum
   Securities            to be           Offering Price        Aggregate                Amount of
to be Registered     Registered (1)      per Share (2)     Offering Price(2)        Registration Fee
----------------------------------------------------------------------------------------------------
  Capital Stock       1,000,000 Shares        $63.00          $63,000,000.00            $21,724.14
($.075 par value)
----------------------------------------------------------------------------------------------------

(1) Represents maximum aggregate number of shares of Capital Stock issuable under the Plans that are covered by this Registration Statement pursuant to Rule 457(h). This amount represents Registrant's estimate of employee contributions for the next 5 years of operation of the Plans.

(2) The amounts are based upon the average of the high and low sale prices for the Capital Stock as reported on the New York Stock Exchange on January 31, 1996, and are used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
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An Index of Exhibits appears on page 8.  This Form S-8 contains 21 pages including Exhibits.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Campbell Soup Company Management Worldwide Incentive Plan, Supplemental Savings Plan and Salary Deferral Plan (collectively, the "Plans") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Registrant incorporates by reference into the registration statement the documents listed below:

         (a) Registrant's annual report on Form 10-K for the fiscal year ended July 30, 1995.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since July 30, 1995.

         (c) The description of the Capital Stock contained in Campbell's Registration Statement dated November 16, 1954, filed under the Securities Registration Act of 1933, including any amendment or report filed for the purpose of updating such description; and

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Campbell Soup Company Capital Stock, is registered under Section 12 of the Exchange Act.

Item 5.  Interest of Named Experts

         Not Applicable.





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
Item 6.  Indemnification of Directors and Officers

         Section 14A:3-5 of the New Jersey Business Corporation Act requires a corporation to indemnify a director, officer or employee for expenses to the extent that he or she has been successful in any legal proceeding involving that individual by reason of his or her having served as a "corporate agent" as defined in the statute. It permits a corporation to indemnify for expenses and liabilities irrespective of the outcome, as follows: (i) in a civil proceeding, other than by or in the right of the corporation, if the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal proceeding, if the individual had no reasonable cause to believe his or her conduct was unlawful. In civil proceedings, by or in the right of the corporation, the law also enables a corporation to provide indemnification for expenses if the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. If the individual has been found liable to the corporation for negligence or misconduct, such indemnification may only be provided if an appropriate court determines that in view of all the circumstances the individual is fairly and reasonably entitled to indemnity for expenses.

         Article IV of the By-Laws of the Registrant provides as follows:

         Section 1. The Corporation shall indemnify to the full extent from time to time permitted by law any present, former or future director, officer, or employee ("Corporate Agent") made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative, or of any other kind, including by or in the right of the Corporation ("Proceeding"), by reason of the fact that such person is or was a Corporate Agent of the Corporation or any subsidiary of the Corporation or, while serving as a Corporate Agent of the Corporation or any subsidiary of the Corporation, serves or served another enterprise (including, without limitation, any sole proprietorship, association, corporation, partnership, joint venture or trust), whether or not for profit, at the request of the Corporation as a director, officer, employee or agent thereof (including service with respect to any employee benefit plan of the Corporation or any subsidiary of the Corporation), against expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such Proceeding or any appeal therein. No indemnification pursuant to this Article IV shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

         Section 2. Expenses incurred in connection with a Proceeding shall be paid by the Corporation for any Corporate Agent of the Corporation in advance of the final disposition of such Proceeding promptly upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation. Such an undertaking shall not, however, be required of a nonparty witness.

         Section 3. The foregoing indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person indemnified may be entitled.





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
         Section 4. The rights provided to any person by this Article IV shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a Corporate Agent. No elimination of or amendment to this Article IV shall deprive any person of rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to such elimination or amendment. The rights provided to any person by this Article IV shall inure to the benefit of such person's legal representative and shall be applicable to Proceedings commenced or continuing after the adoption of this Article IV, whether arising from acts or omissions occurring before or after such adoption.

         Section 5. The Corporation's Board of Directors may from time to time delegate

         (i) to a Committee of the Board of Directors of the Corporation or to independent legal counsel the authority to determine whether a Director or officer of the Corporation, and

         (ii) to one or more officers of the Corporation the authority to determine whether an employee of the Corporation or any subsidiary, other than a Director or officer of the Corporation,

is entitled to indemnification or advancement of expenses pursuant to, and in accordance with, applicable law and this Article IV, subject to such conditions and limitations as the Board of Directors may prescribe.

Item 7.  Exemption From Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         4       (a) -    Campbell Soup Company Management Worldwide Incentive
                          Plan as amended November 17, 1994, was filed with the Securities and Exchange Commission with Campbell's
                          1994 Proxy Statement and is incorporated herein by reference.

                 (b) - Supplemental Savings Plan as amended on May 25, 1995, was filed with the Securities and Exchange Commission with Campbell's 10-K for the fiscal year ended July 30, 1995, and is incorporated herein by reference.

                 (c) -    Salary Deferral Plan, effective January 1, 1996


         23          -    Consent of Price Waterhouse LLP

         24          -    Power of Attorney





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
Item 9.  Undertakings

(a)      The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)     to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii)    to reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii)  to include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

                          provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by





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
the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden and State of New Jersey, on the 1st day of February, 1996.

                                          CAMPBELL SOUP COMPANY


                                          BY: /s/Leo J. Greaney
                                             -----------------------------
                                               Leo J. Greaney
                                               Vice President - Controller

Officers and Directors. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on date indicated:

Date:  February 1, 1996

                                          By: /s/Leo J. Greaney
                                              ----------------------------
                                             Leo J. Greaney
                                             Vice President - Controller
                                             (Principal financial and
                                              accounting officer)


David W. Johnson             Chairman, President, Chief      }
                             Executive Officer and Director  }
                             (Principal executive officer)   }
Alva A. App                  Director                        }
Edmund M. Carpenter          Director                        } By: /s/John M. Coleman
Bennett Dorrance             Vice Chairman and Director      }    ---------------------------
Thomas W. Field, Jr.         Director                        }    John M. Coleman
Philip E. Lippincott         Diirector                       }    Senior Vice President - Law and Public
Mary Alice Malone            Director                        }    Affairs
Charles H. Mott              Director                        }
Ralph A. Pfeiffer, Jr.       Director                        }
George M. Sherman            Director                        }
Donald M. Stewart            Director                        }
George Strawbridge, Jr.      Director                        }
Robert J. Vlasic             Director                        }
Charlotte C. Weber           Director                        }
                                                             }





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
The Plans.  Pursuant to the requirements of the Securities Act of 1933, the
Administrative Committee has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Camden, State of New Jersey, on February 1, 1996.

                                           Campbell Soup Company
                                           Management Worldwide Incentive Plan
                                                     Supplemental Savings Plan
                                                          Salary Deferral Plan



                                By:   /s/Gerald S. Lord
                                     -----------------------------------
                                     Gerald S. Lord
                                     Administrator of the Plans





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
                               INDEX OF EXHIBITS

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
Document                                                                                                        Page
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
    4(a)   Campbell Soup Company Management Worldwide Incentive Plan
           as amended November 17, 1994, was filed with the SEC with Campbell's
           1994 Proxy Statement and is incorporated herein by reference.


    4(b)   Supplemental Savings Plan as amended on May 25, 1995, was filed with the SEC with Campbell's 10-K for the fiscal year ended July 30, 1995, and in incorporated herein by reference.


    4(c)   Salary Deferral Plan, effective January 1, 1996                                                       9
                                                                                                                ---


   23      Consent of Price Waterhouse LLP                                                                       20
                                                                                                                ----


   24      Power of Attorney                                                                                     21
                                                                                                                ----





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